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                                                                EXHIBIT 5.1

                       CALFEE, HALTER & GRISWOLD LLP
                              ATTORNEYS AT LAW

                -------------------------------------------

                      1400 McDonald Investment Center
               800 Superior Avenue Cleveland, Ohio 44114-2688
                       216/622-8200 Fax 216/241-0816

                               March 23, 1999

American Stone Industries, Inc.
8705 Quarry Road
P.O. Box 261
Amherst, Ohio  44001

                  We are acting as counsel for American Stone Industries, Inc., a Delaware corporation (the "Company"), with respect to the 600,000 shares of the Company's Common Stock, par value $.001 per share (the "Plan Shares"), to be offered and sold from time to time pursuant to the American Stone Industries, Inc. 1998 Management Stock Option Plan and the American Stone Industries, Inc. 1998 Non-Employee Director Stock Option Plan (collectively, the "Plans"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Plan Shares under the Securities Act of 1933, as amended.

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Plan Shares have been duly authorized and, when issued and sold from time to time in the manner contemplated by the Plans and the Registration Statement, will be validly issued, fully paid and nonassessable.

                  This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other law on the opinions set forth herein.

                  This opinion is intended solely for your use in connection with the filing of the Registration Statement with respect to the Plan Shares, and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                            Respectfully submitted,

                                            /s/ Calfee, Halter & Griswold LLP

                                            CALFEE, HALTER & GRISWOLD LLP